UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2022

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street, Pennington, NJ	08534-2218
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 2, 2022, the Board of Directors (the “Board”) of OncoSec Medical Incorporated (the “Company”) authorized a restructuring plan (the “Restructuring Plan”) that is designed to prioritize clinical activities in melanoma to reduce operating expenses while advancing the Company’s lead product candidate, TAVO-EP, toward near-term data milestones in connection with the KEYNOTE-695 clinical trial. As part of the Restructuring Plan, the Company expects it will restructure and reduce the current workforce by approximately 45%, or approximately 18 employees.

The Company currently estimates that it will incur charges of approximately $650,000 to $700,000 in connection with the Restructuring Plan, consisting primarily of cash expenditures for employee transition, notice period and severance payments, retention bonus payments, and related costs as well as non-cash expenses related to vesting of share-based awards. The Company expects that the majority of the restructuring charges will be incurred in the fourth calendar quarter of 2022 and first calendar quarter of 2023, and that the execution of the Restructuring Plan will be substantially complete by the second calendar quarter of 2023.

The charges that the Company expects to incur in connection with the Restructuring Plan are estimates and subject to a number of assumptions, and actual results may differ materially. The foregoing estimated amounts do not include any non-cash charges associated with stock-based compensation. The Company expects to operationalize additional cost reduction actions that will include other incremental cost reduction actions unrelated to workforce reductions. If the Company subsequently determines that it will incur additional material restructuring costs or charges or there are material differences from the ranges provided above, the Company will file an amendment to this Current Report on Form 8-K to disclose any such material costs, charges, or differences.

On October 4, 2022, the Company issued a press release announcing the Restructuring Plan. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Forward-Looking Statements

This Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words, and include statements regarding the expected impact of, and costs associated with, the Restructuring Plan. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

99.1	Press release dated October 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2022	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer